EXHIBIT 10.13


                           SOFTWARE LICENSE AGREEMENT

         This Software License Agreement is made as of this 3rd day of June, 1999, between Preferred Voice, Inc., a Delaware corporation ("Licensor") and KMC Telecom Holdings, Inc., a Delaware corporation, on behalf of itself and its wholly owned subsidiaries and affiliates ("Licensee"). Licensor and Licensee are collectively referred to in this Agreement as the "Parties."

                             Background Information

         Licensor has developed a system (the "System") that when interconnected with a telephone switching system is capable of performing the services described in Exhibit A attached hereto and incorporated herein by reference (the "Services"). Each System consists of the hardware described in Exhibit B attached hereto and incorporated herein by reference (the "Designated Hardware"), certain third party software (the "Third Party Software") and certain proprietary application software developed by Licensor (the "Application Software"). The Third Party Software and the Application Software are
collectively referred to in this Agreement as the "Software." Licensee is a licensed competitive local exchange carrier that is currently providing telecommunications service in 23 local calling areas (the "Current Markets") serving a population of up to 750,000 persons ("Tier III Markets"). Licensee has plans to enter 27 additional Tier III Markets and to deploy remote satellite switching and offer services in up to 70 smaller local calling areas serving a population of less than 100,000 persons, located within 60 miles of the Tier III Markets ("Tier IV Markets"; together with Tier III Markets, the "Markets"). Licensee wishes to offer the Services to end users ("End Users") under its own brand in conjunction with its telecommunications services.

         In consideration of the mutual promises made in this Agreement, Licensor and Licensee agree that the terms and conditions set forth as follows will apply to the license of Application Software.

                       ARTICLE 1. LICENSE AND PROCUREMENT

         1.01 License and Procurement. Pursuant to this Agreement, Licensor hereby grants to Licensee a nontransferable, non-exclusive (except as otherwise provided below) license to use the Application Software, together with all subsequent improvements thereto in the 37 Tier III Markets set forth on Exhibit C attached hereto, as such Exhibit C may be amended from time to time pursuant to this Agreement, and two (2) Tier IV Markets (collectively, the "Licensed Markets"). Licensee shall be permitted to replace a Licensed Market, other than the Current Markets (which are designated on Exhibit C with an asterisk), with another Market up to sixty (60) days prior to the scheduled installation of a System in such Licensed Market. In the event that Licensee so replaces a Tier III Market, Exhibit C shall be revised to reflect the change; and in the event that Licensee so replaces a Tier IV Market, Licensee shall give Licensor at least thirty (30) days' prior written notice thereof. Licensee also shall be permitted to add up to 13 Tier III Markets and up to 68 Tier IV Markets to the Licensed Markets on at least thirty (30) days' prior written notice thereof to Licensor, provided, that Licensee adds a minimum of thirty (30) Markets to the Licensed Markets on each occasion on which it adds Markets.

         Licensor also shall procure for Licensee the Designated Hardware from third party manufacturers, a list of which Licensor shall provide to Licensee.


**[Confidential Treatment] indicates portions of this document that have been deleted from this document and have been seperately filed with the Securities and Exchange Commission.

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         1.02. Exclusivity.  Licensor agrees that it will not install Systems or license any third party to install Systems within Licensee's local calling areas of the switch locations set forth in Exhibit C, as amended from time to time pursuant to Section 1.01, or any Tier IV Markets that-Licensee designates as a future location for a System, as those local calling areas are defined in Licensee's network map as of March 29, 1999, and that it will not set up a distributor or agent in those areas to sell Services competitive with those that Licensee provides. This exclusivity provision will be limited with respect to any Market that is added to Exhibit C after the date hereof to the extent of any contractual obligation to which Licensor is subject on the date of the addition.

         1.03. Specifications. Licensor may from time to time furnish Licensee with specifications, the form of which is initially attached hereto as Exhibit A-1 (the "Specifications"), relating to the use and servicing of the System. The Specifications may include a detailed description of functionality and related processes and procedures for the System provided by Licensor to Licensee, including without limitation user manuals, diagrams, drawings, etc. and all updates, revisions, new versions, and supplements to the Specifications, and any test plans or performance criteria mutually agreed upon by the parties hereto for purposes of determining the System's conformity to the Specifications during the testing period.

                          ARTICLE 2. LIMITATIONS ON USE

         2.01 General Use. Licensee agrees to use the Application Software solely to provide the Services to End Users. Licensee may private brand the Services it offers.

         2.02     Location.

                  (a) Use of Application Software. The Application Software may be used only on Designated Hardware at Licensee's switch location in the Licensed Markets.

                  (b) Temporary Use of Non-Designated Hardware. Licensee may temporarily install and use the Application Software on hardware other than Designated Hardware, but only if the Designated Hardware cannot be used because of hardware, software or other malfunction and only until the Designated Hardware is returned to operation. Licensee shall not install or use the Application Software on such replacement hardware without the prior verbal consent of Licensor. Licensor shall not unreasonably withhold this consent if the proposed replacement hardware meets or exceeds the Specifications for the Designated Hardware.

         2.03 Licensor's Use. Licensee shall permit Licensor to use its Systems to provide Services to its own end users ("Licensor End Users") where efficient networking would be promoted by such use by Licensor End Users. In exchange therefor, Licensor shall pay Licensee a fee of $1.25 per month per Licensor End User that is homed on Licensee's Systems. Such fee shall be payable monthly upon invoice by Licensee to Licensor therefor, and shall be payable within thirty
(30) days following receipt of the applicable invoice.

         2.04 Copies. Licensee may make one "backup copy" of the Application Software for archival purposes at each location; any such archival copy may be stored at the location where the products are installed and operational or at any such reputable off-site storage facility or facilities, as


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the case may be, which  Licensee,  in its reasonable  judgment,  shall select to maintain and protect such archival copy for purposes of disaster recovery. Licensee shall not otherwise copy any portion of the Software. Licensee shall reproduce and include Licensor's applicable copyright notice, patent notice, trademark, or service mark on any copies of the Application Software.

         2.05     Licensee's  User  Responsibilities.   Licensee  shall  be  ex-
clusively responsible for the supervision, management, and control of its use of the Designated Hardware, including:

                  (a) Assuring proper  configuration of the Designated Hardware,
         related   equipment  and  devices  to  provide  the  grade  of  service determined by Licensee at its discretion;

                  (b) Maintaining, repairing and replacing Designated Hardware as required, except as otherwise provided herein or agreed to by the parties;

                  (c)      Establishing adequate operating methods;

                  (d) Implementing procedures sufficient to satisfy its obligations for security under this Agreement, including appropriate control of its employees to prevent misuse, unauthorized copying, modification, or disclosure of the Software.

         2.06 Term. The initial term of this Agreement shall be ten (10) years, subject to the provisions of Section 7.01 hereof. Upon expiration of the initial term specified above, the Agreement shall automatically renew for successive one
(1) year terms unless either party gives the other notice of its intention not to renew the license at least sixty (60) days prior to the expiration of the then current term. As further described in Section 1.01 hereof, Licensee may from time to time amend Exhibit C hereof, which amendment may include deletion of certain Markets set forth on Exhibit C in lieu of termination of this Agreement.

                           ARTICLE 3. PROPERTY RIGHTS

         3.01 Title to Software. Title to the Application Software is reserved for Licensor. Licensee acknowledges and agrees that Licensor is and shall remain the owner of the Application Software and shall be the owner of all copies of the Application Software made by Licensee.

         3.02 Confidentiality of Software. Licensee acknowledges that the Application Software is confidential in nature and constitutes a trade secret belonging to Licensor. Licensee agrees to hold the Application Software in confidence for Licensor and not to sell, rent, license, distribute, transfer, or disclose the Application Software or its contents, including methods or ideas used in the Application Software, to anyone except to employees of Licensee when disclosure to employees is necessary to use the license granted in this Agreement. Licensee shall instruct all employees to whom any such disclosure is made that the disclosure is confidential and that the employee must keep the Application Software confidential by using the same care and discretion that they use with other data designated by Licensee as confidential. The confidentiality requirements of this Section shall be in effect both during the term of this Agreement and after it is terminated, provided, that the foregoing restrictions shall not apply to information: (a) generally known to the public or obtainable from public sources; (b) readily apparent from the keyboard operations, visual display, or output reports of the


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Application   Software;   (c)  previously  in  the  possession  of  Licensee  or
subsequently developed or acquired without reliance on the Application Software; or (d) approved by Licensor for release without restriction.

         3.03 Security. Licensee agrees to keep the Software in a secure place, under access and use restrictions designated to prevent disclosure of the Software to unauthorized persons. Licensee agrees to at least implement the security precautions that it normally uses to protect its own confidential materials and trade secrets.

         3.04 Disclosure as Breach. Licensee agrees that any disclosure of the Software to a third party constitutes a material breach of this Agreement, entitling Licensor to the benefit of Section 7.01 hereof.

         3.05 Removal of Markings. Licensee agrees not to remove, mutilate, or destroy any copyright, patent notice, trademark, service mark, other proprietary markings, or confidential legends placed on or within the Software.

                               ARTICLE 4. PAYMENT

         4.01 License Initiation Fee. Licensee shall pay Licensor a license initiation fee for each Licensed Market, including each Market that is added to the Licensed Markets hereafter pursuant to the terms of Section 1.01, in accordance with the schedule set forth in Exhibit D attached hereto and incorporated herein by reference. Such fee will be due for the initial 39 Licensed Markets upon execution of this Agreement and will be due for Markets that are added hereafter at the time notice is given adding the Markets.

         4.02 Recurring License Fee. Licensee shall pay Licensor a recurring license fee for each Licensed Market each month commencing 24 months following acceptance of the System in that Licensed Market based on the schedule set forth in Exhibit D. The recurring fee shall be paid monthly on the fifteenth day of each month.

         4.03 Support Fee. Licensee shall pay Licensor for training and other support in accordance with charges set forth in Exhibit E attached hereto and incorporated herein by reference.

         4.04 Fee Payable by Licensor. As described in Section 2.03 hereof, Licensor shall pay Licensee a fee for certain uses by Licensor of the Systems installed hereunder.

                       ARTICLE 5. INSTALLATION AND SERVICE

         5.01 Delivery of Software and Materials. Licensor shall deliver (a) one copy of the Application Software in object code and one copy of Specifications and any other documentation to the Licensee at each switch site in accordance with a schedule on which the parties agree and (b) literature relating to the Systems allowing Licensee to private brand the Services it offers relating to the System.



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         5.02 Source Code  Escrow.  Licensor  will escrow the source code of the
Application Software under the terms of a Source Code Escrow Agreement substantially in the form of Exhibit F attached hereto and incorporated herein by reference.

         5.03 Installation Services. The Designated Hardware will be shipped to Licensor's site for assembly and installation of the Application Software and preinstallation testing. Licensor will then bring the System to Licensee's site for installation. Licensee shall prepare the site in accordance with the Specifications for installation of the Designated Hardware by Licensor. Licensor shall provide technical services in connection with the installation of the Systems at Licensee's site for five (5) days. Installation of Systems in the Current Markets will be completed within 120 days, and additional Systems shall be installed concurrently with the installation of Licensee's switching systems, in each case subject to Licensee's capabilities at the applicable site(s).

         Licensor agrees that it will use best efforts to comply with all Licensee's security, confidentiality and regulatory requirements in relation to the System installed at any site. In addition, Licensor agrees to use all reasonable efforts to install Systems so that they shall comply in all material respects with all federal, state, and local laws and regulations in force on the date hereof, which directly impose obligations upon Licensor or the applicable manufacturer.

         5.04 Testing. Licensor shall test the Systems to ensure that they meet, without material deviation, the standards contained in the Specifications. The testing period shall (i) commence promptly upon the completion of installation of the System at the sites, but in no event later than five (5) days following such completion of installation (the "Commencement Date"), and (ii) conclude upon acceptance by Licensee's delivery to Licensor of the Acceptance Certificate (defined below).

         Should material deviations arise in the performance of the System relative to the Specifications, Licensor agrees to inform Licensee promptly thereof by submitting notice, including a written, reasonably detailed description of each deviation from the Specifications, to Licensee. Licensor shall then have the longer of (i) the remainder of the testing period, (ii) thirty (30) days or (iii) some other period of time mutually agreed upon by the parties to cure the noncompliance. Licensee shall use its best efforts to assist Licensor in curing such noncompliance. Upon completion of such cure, Licensor shall give notice to Licensee thereof. The total period of time that may be spent on the testing period shall not exceed ninety (90) days from the Commencement Date, after which time Licensee shall no longer be obligated to accept such corrections from Licensor.

         If Licensor, using commercially reasonable efforts, is unable to cure any noncompliance of the System during the testing period, then following notice thereof either party may give the other party thirty (30) days' written notice of its election to terminate this Agreement and the reasons therefor. If either party terminates this Agreement pursuant to this Section, Licensor shall refund to Licensee any monies previously paid by Licensee relating thereto (less one-sixtieth (1/60th) thereof for each month (or portion thereof) from the installation to the date of termination pursuant hereto); and the license granted hereunder shall be terminated.

         5.05 Acceptance. Licensor shall inform Licensee in writing of the completion of Licensor's testing under Section 5.04. Licensee will thereupon commence testing of the System, and shall have ten (10) days in which to test the functionality of the System with employees. Upon completion of


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the ten (10) day test  period,  Licensee  shall  either  provide  Licensor  with written notice of any problems revealed in its tests or deliver Licensor an acceptance certificate, substantially in the form attached hereto as Exhibit G (the "Acceptance Certificate"). In the event Licensee identifies any problems, Licensor will have fifteen (15) days in which to resolve the problems and after receiving notification that the problem is resolved, Licensee will have another fifteen (15) day test period. The Software shall be deemed to have been accepted by Licensee upon execution and delivery by Licensee to Licensor of an Acceptance Certificate, executed by an authorized representative of Licensee or failure of Licensee to provide written notice to Licensor of any problems Licensee discovers within the ten (10) day period it is conducting tests.

         5.06 Technical Support. During the term of this Agreement, Licensor shall provide a technical support help desk that Licensee may call to report System troubles twenty-four (24) hours per day, seven (7) days per week basis. Licensor shall troubleshoot the problems and contact the appropriate vendor to resolve problems that cannot be resolved by actions Licensee may take on Licensor's instruction. During the term of this Agreement, Licensor shall provide (i) remote, dial-up System support, on a twenty-four (24) hours per day, seven (7) days per week basis, and (ii) packages, generally containing corrections of known software defects and updates or patches to increase or improve performance and occasionally also containing minor feature enhancements of existing software, relating to a current Software platform. Licensee shall provide permanent digital connectivity to each System for the purpose of off-site software revision and maintenance. Licensor also shall provide additional technical support services to Licensee on request and as available at its then standard rates.

         5.07 Training. Licensor shall, as described on Exhibit E attached hereto by Licensor, provide Licensee's personnel with training and instruction concerning the operation and use of the System by conducting training sessions at a mutually convenient time at Licensee's facility. Ray Miller, the President of Licensor, shall perform at least two (2) of the Voice Recognition Training sessions. Licensee shall be deemed to be satisfied with each training session unless written notice is otherwise sent to Licensor within five (5) days of the end of such session. Any additional training services not described on Exhibit E that are requested by Licensee shall be invoiced to Licensee in accordance with Licensor's then prevailing hourly rates. Licensee shall be responsible for all travel and other expenses of its personnel attending such training sessions.

                         ARTICLE 6. WARRANTY PROVISIONS

         6.01     Warranties

         (a) Designated Hardware. Licensee shall be entitled to the benefit of all warranties provided by the manufacturers of the Designated Hardware. Licensor shall provide Licensee with copies of all such warranties.

         (b)      Application Software.

                  i. General. Licensor warrants that (i) it has good title to the Application Software and the right to license its use to Licensee free of any proprietary rights, liens, or encumbrances of any other party, (ii) the Application Software will permit the System to provide


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Services when properly  interconnected  to  Licensee's  functioning  Lucent 5ESS switch (provided, that ANY MODIFICATION OF THE APPLICATION SOFTWARE BY ANY PERSONS OTHER THAN LICENSOR SHALL VOID THE WARRANTY IN THIS CLAUSE (ii)), (iii) commencing on installation thereof, and for a period of ninety (90) days thereafter, (1) the Software (A) shall conform in all material respects to the Specifications and (B) shall be free of viruses, bugs or contaminants which may cause damage to Licensee's systems or interrupt Licensee's utilization of a System; and (2) the media in which the Software is contained shall be free of material defects in materials or workmanship.

                  ii. Year 2000. Licensor warrants that the Application Software delivered or modified by Licensor is, or will be, Year 2000 Compliant (as defined below). Year 2000 Compliant Software that is intended to interoperate with third party products (including Third Party Software) as described in herein will be compatible and interoperate in such manner as to process between them, as applicable, date related data correctly as described in the definition of "Year 2000 Compliant." Except as set forth in the preceding sentence, (i) Licensor assumes no responsibilities or obligations to cause third party products (including Third Party Software) to function with the Application Software; and (ii) Licensor will not be in breach of this warranty for any failure of the Application Software to be Year 2000 Compliant if such failure results from the inability of any software, hardware, or systems of Licensee or any third party to be Year 2000 Compliant. "Year 2000 Compliant" means that (a) neither the performance nor functionality of the Application Software will be affected by dates prior to, during and after the year 2000, (b) no value for current date will cause any interruption in the operation of the Application Software; (c) the year 2000 is recognized as a leap year; (d) in all interfaces and data storage the century, in any date, is specified either explicitly or by unambiguous algorithms or inferencing rules; and (e) date-based functionality of the Application Software behaves and will behave consistently for dates prior to, during and after the year 2000.

         6.02 Remedies. In the event of any nonconformity or defect in the Application Software (or any other breach with respect to the condition or operation of the Application Software) for which Licensor is responsible, Licensor shall, during the foregoing respective warranty periods, (A) provide reasonable efforts to correct or cure such nonconformity, defect, contaminant or breach (which may include a workaround for system errors), (13) at Licensor's option, replace the relevant part of the Application Software in lieu of curing such nonconformity, defect, contaminant or breach, or (C) if Licensor determines that neither of the foregoing is commercially practicable, refund all sums paid to Licensor by Licensee with respect to nonconforming, defective or breaching Application Software less one-sixtieth (1/60th) thereof for each month (or portion thereof) that has ensued following acceptance of the Application Software. In addition, with respect to any defect or nonconformity in the Designated Hardware during the warranty period, Licensor shall cooperate with Licensee in attempting to provide Licensee with the benefit, if any, of the support commitment of any third-party manufacturers and suppliers of the Designated Hardware.

         6.05 Warranty Disclaimer. LICENSOR DOES NOT REPRESENT OR WARRANT THAT ALL ERRORS WILL BE CORRECTED. LICENSEE AGREES THAT LICENSEE'S SOLE AND EXCLUSIVE REMEDY FOR THE DEFECTS DESCRIBED IN THIS SECTION SHALL BE LIMITED TO THE CORRECTIVE ACTION DESCRIBED IN THIS SECTION. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF


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ALL  OTHER   WARRANTIES   EXPRESS  OR  IMPLIED,   INCLUDING  ANY  WARRANTIES  OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         6.06 Limitation of Remedies. LICENSEE AGREES THAT ITS EXCLUSIVE REMEDIES, AND LICENSOR'S ENTIRE LIABILITY WITH RESPECT TO THE SOFTWARE IS AS SET FORTH IN THIS AGREEMENT. LICENSEE FURTHER AGREES THAT LICENSOR SHALL NOT BE LIABLE TO LICENSEE FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF ITS USE OR INABILITY TO USE THE SOFTWARE OR THE BREACH OF ANY EXPRESS OR IMPLIED WARRANTY.

         6.07     Indemnification.

                  (a)  Infringement.  Licensor  agrees  to  indemnify  and  hold
Licensee and its directors, officers, employees and agents, harmless against any and all claims, demands, actions, losses, liabilities, judgments, settlements, awards and costs (including reasonable attorneys' fees and expenses) (collectively, "Liabilities") arising out of or related to any claim against Licensee by a third party that Licensee's use or possession of the Application Software (or the license granted to Licensee hereunder with respect thereto), infringes or violates any United States patent, copyright or other proprietary right of any third party; provided that Licensee gives Licensor prompt notice of any such claim of which it has actual knowledge and cooperates fully with Licensor in the defense of such claim. Licensor shall have the exclusive right to defend and settle at its sole discretion and expense all suits or proceedings arising out of the foregoing. Licensee shall not have the right to settle any action, claim or threatened action without the prior written consent of Licensor (at Licensor's sole and absolute discretion). In case use of the Application Software is forbidden by a court of competent jurisdiction because of proprietary infringement, Licensor shall promptly, at its option, (i) procure for Licensee the rights to continue using the Application Software; (ii) replace the infringing Application Software with non-infringing Application Software of equal performance and quality which are materially the functional equivalent of the infringing Application Software; (iii) modify the infringing Application Software so it becomes non-infringing while materially maintaining the functionality thereof, or (iv) if none of the foregoing are commercially practicable, refund all sums paid to Licensor by Licensee with respect to the infringing Application Software less one-sixtieth (1/60th) thereof for each month or portion thereof that has ensued following acceptance of the infringing Application Software. Licensor will then be released from any further obligation whatsoever to Licensee with respect to the infringing part of the Application Software. Nothing in this Section shall be deemed to make Licensor liable for any patent or copyright infringement suits that arise in connection with (a) designs, modifications, use, integration or data furnished by Licensee if infringement would have been avoided by not using or combining the Application Software with such other programs or data or (b) if infringement would have been avoided by the use of an updated version made available to Licensee.

                  (b) Other. Licensor agrees to indemnify and hold Licensee harmless against any and all Liabilities arising out of Licensor's negligent acts or omissions, intentional torts, or material breach of this Agreement.



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                             ARTICLE 7. TERMINATION

         7.01 Cause for Termination. The license granted in this Agreement shall terminate automatically and without further notice upon the occurrence of expiration of the term, specified in Section 2.06 or of any, renewal term in the absence of a subsequent renewal in accordance with the terms of this Agreement. Licensor may terminate this Agreement in the event that Licensee (a) discloses the Software to a third party, whether directly or indirectly and whether inadvertently or purposefully or (b) attempts to use, copy, license, or convey the Software in any manner contrary to the terms of this Agreement or in derogation of Licensor's proprietary rights in the Application Software, and in either case fails to cure such breach within such five (5) day period following notice by Licensor. Licensee may terminate this Agreement on any anniversary of the date hereof upon at least ninety (90) days prior written notice. In addition, either party may terminate this Agreement (and all licenses granted hereunder) at any time if (a) the other party breaches any term hereof (other than breaches by Licensee pursuant to the preceding sentence) and fails to cure such breach, (b) the other party engages in any business activity that, in the non-breaching party's reasonable determination, has or may have an adverse effect upon the non-breaching party's business or reputation, (c) the other party shall be or becomes insolvent, (d) the other party makes an assignment for the benefit of creditors, (e) there are instituted by the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, (f) there are instituted against the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, which proceedings are not dismissed within 60 days, or (g) the other party ceases to do business;
provided, however, that no party shall be deemed to be in breach until the non-breaching party gives written notice to the breaching party and the breaching party shall fail to remedy such breach within thirty (30) days (or ten
(10) days in the case of a failure to pay any sum due) after receipt of such written notice. In the event that Licensor terminates this Agreement pursuant to this Section, Licensor may (i) invoke all rights Licensor possesses upon termination and (ii) if Licensee remains liable for any monetary obligation created under this Agreement, accelerate and declare all obligations of Licensee created under this Agreement to be immediately due and payable by Licensee.

         7.02 Effect of Termination.  Licensee agrees that on termination  under
Section 7.01, it shall immediately destroy all copies of the Application Software, certify (on Licensor's request) to Licensor that it has retained no copies of the Application Software, and acknowledge that it may no longer use the Application Software. Upon termination of the license, Licensor's obligations under this Agreement shall cease. The termination or expiration of this Agreement shall in no way relieve either party from its obligation to pay the other any sums accrued hereunder prior to such termination or expiration. Upon such termination or expiration, the provisions of Section 2.04 and Articles 3, 6, 7 and 9 shall survive.

                ARTICLE 8. PERSONNEL & SUBCONTRACTORS; INSURANCE

         8.01 Assignment and Substitution. Licensor reserves the right to assign, reassign and substitute its personnel with personnel having comparable qualifications at any time during the term of this Agreement, so long as no such action results in an interruption of service.

         8.02 Subcontractors. Licensor reserves the right to subcontract any or all services to qualified and experienced third parties and/or to use independent consultants, so long as such use of subcontractors and/or consultants does not cause any interruption of services to Licensee. Services supplied by such third parties shall be subject to the terms and conditions of this Agreement as if supplied directly by Licensor. Any such subcontracting shall not relieve Licensor from liability (if any) or obligations under this Agreement and Licensor shall be responsible for the services performed as well as the acts of any subcontractor or Consultant (and any agents thereof) as fully as if they were the acts of Licensor (or such agents). Licensor shall require that its subcontractors comply with the provisions of this Agreement, insofar as they apply to the subcontracted work. Should any subcontractor fail to perform in a satisfactory manner work undertaken by it, Licensor shall investigate and take any appropriate action. Nothing contained in this Agreement shall create any contractual relationship between any subcontractor of Licensor and Licensee and no subcontractor is intended to be or shall be deemed a third party beneficiary of this Agreement.

         8.03 Qualifications. Licensor represents that it and its subcontractors performing services are and will continue to be experienced and qualified to perform the services and all of their respective obligations under this Agreement.

         8.04 Licensee Rights. At Licensee's request, Licensor shall provide Licensee with the resume of a subcontractor whom Licensor intends to designate to perform onsite work. Licensee shall have the right to interview and approve or reject the assignment by Licensor of any subcontractors to positions of on-site work, provided that Licensee may not exercise its right to reject any subcontractors on grounds unrelated to job performance or in a manner that obligates Licensor to commit an unlawful act. If Licensee does not exercise its right to interview and approve or reject any such assignment within fifteen (15) days of submittal of a resume by Licensor to Licensee, then Licensee shall be deemed to have agreed to such assignment. Licensee agrees not to make an offer of employment to any subcontractor rejected by Licensee; and Licensee shall treat the resume and any interview information as confidential information.

         8.05 Acceptance. Licensee may notify Licensor when it finds any Licensor onsite subcontractor unacceptable to provide services at a site for any lawful reason, including Licensee's reasonable determination that subcontractor is not qualified to perform the work to which subcontractor is assigned. Upon receipt of such notice Licensor shall, within ten (10) business days (or earlier if Licensee specifically so requests), review the matter with Licensee and take appropriate action as necessary. Licensor shall have a reasonable time to replace any such subcontractor.

         8.06 Insurance. Each party hereto shall maintain, during the term of this Agreement, the following insurance coverage as well as all other insurance required by law in the jurisdictions where the work is performed: (a) worker's compensation and related insurance as required by law; (b) employer's liability insurance with a limit of at least five hundred thousand ($500,000) dollars for each occurrence; (c) comprehensive general liability insurance, with a limit of at least one million ($1,000,000) dollars per occurrence; and (d) comprehensive motor vehicle liability insurance with limits of at least one million ($1,000,000) dollars for bodily injury including death, to any one person, three hundred thousand ($300,000) dollars for each occurrence of property damage, and one million ($1,000,000) dollars for each occurrence. Each party shall (i) furnish the other prior to the start of the relevant work, if requested by the other, certificates or adequate proof of the insurance required by this Section and (ii) notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing.

                            ARTICLE 9. MISCELLANEOUS

         9.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, EXCEPT THAT ANY CONFLICTS OF LAW RULES OR PRINCIPLES OF THE STATE OF NEW JERSEY THAT WOULD REQUIRE REFERENCE TO THE LAWS OF ANOTHER JURISDICTION SHALL BE DISREGARDED.

         9.02 Headings. Headings used in this Agreement are to facilitate reference only, are not a part of this Agreement, and will not in any way affect the interpretation hereof The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with references thereto, but rather shall be deemed to refer to all other items and matters, that reasonably could fall within the broadest possible scope of such general statement, term or matter.

         9.03 Assignment. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and may not be assigned, in whole or in part, by any of the parties to any other person, firm or corporation without the prior written consent thereto by the other party hereto, which consent will not be unreasonably withheld; except that either party may freely assign any or all of its rights and obligations hereunder to any affiliate. An affiliate is (a) an entity that owns all or substantially all of the outstanding stock of the entity so assigning, (b) an entity all or substantially all of whose stock is owned by the entity so assigning, or (c) an entity under common ownership with the entity so assigning. Such assignee entity shall thereupon be free to assign the rights and obligations under this Agreement to any other affiliate. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

         9.04 Failure or Partial Exercises. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right or remedy hereunder exclude any other or further exercise thereof or the exercise of any other right hereunder.

         9.05 Entire Agreement Amendments. This Agreement and all schedules and exhibits annexed hereto constitute the entire agreement among the parties respecting the subject matter hereof and supersedes all prior agreements among the parties relative to the subject matter hereof. In entering this Agreement, Licensee did not rely on any representations or warranties of Licensor or its employees or agents other than those set forth in this Agreement. This Agreement may not be modified or amended except by a writing that states that it is an amendment to this Agreement and which is signed by duly authorized representative of the parties.

         9.06 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched either (i) by hand delivery, (ii) by telex, cable or facsimile transceiver, with confirming letter mailed promptly thereafter by first class mail, postage prepaid, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in t , he United States, in any case, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by cable or facsimile as aforesaid, notices given as herein provided shall be considered to have been received at the beginning of recipient's next business day following their confirmed transmission; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.

         9.07 Partial Invalidity. If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties to this Agreement that in lieu of each clause or provision of this Agreement that is held to be illegal, invalid, or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

         9.08 Attorneys Fees. The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

         9.09 Force Majeure. No party hereto shall be liable for delay or default in performing hereunder, other than a delay or default in payment of any monies due to the other party, if such performance is delayed or prevented by a Force Majeure Condition. "Force Majeure Condition" shall mean any condition or event beyond the reasonable control of the party affected thereby, including fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, the performance or non-performance of third parties, acts of city, state, local or federal governments in their sovereign, regulatory, or contractual capacity, labor difficulties, and strikes, but specifically excluding a party's failure to be Year 2000 Compliant. If a Force Majeure Condition occurs, the party delayed or unable to perform shall give prompt notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the terms of the Agreement up to the length of time the Force Majeure Condition endures. The party experiencing the Force Majeure Condition must inform the other party in writing when such a condition ceases to exist. Each party shall, with the cooperation of the other, exercise all reasonable efforts to mitigate the extent of a delay or failure resulting from a Force Majeure Condition.

         9.10 Consequential Damages. THE PARTIES HERETO AGREE THAT NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY HERETO FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THIS AGREEMENT.

         9.11 Independent Contractor. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (a) to give either party the power to direct and control the day-to-day activities of the other, (b) to constitute the parties as partners, joint venturers, owners or otherwise as participants in a joint or common undertaking, or (c) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.


PREFERRED VOICE, INC.                   KMC TELECOM HOLDINGS, INC.,
                                        on behalf of itself and its wholly owned subsidiaries and affiliates


By:                                     By:
     -------------------------               -----------------------------------
Name:                                   Name:
     -------------------------               -----------------------------------
Title:                                  Title:
     -------------------------               -----------------------------------

6500 Greenville Avenue                  1545 Route 206
Suite 570                               Suite 300
Dallas, Texas 75206                     Bedminister, New Jersey 07921
Fax No.:          214-265-9663          Fax No.:          908-719-8775
Phone:            214-265-9580          Phone:            908-719-2200

                                    EXHIBIT A

                              PREFERRED VOICE, INC.
                              Product Descriptions

VIP EMMA 888 Services

Each EMMA 888 service was specifically designed to combine all the following existing Telco services with the convenience of speech independent dialing. Each of these services offer specific benefits and features designed to satisfy the communication needs of the end user.

         1-888 Number dedicated to one user
         Long Distance Calling Card
         Selective Call Screening
         One Number "Locate"                                           EMMA
         Voice Activated Dialing
         Voice Directory

(1)      EMMA.  The "SMART" Business Line and EMMA PA (Personal Assistant):

         The "SMART" Business Line has a local number on the front and can receive calls dialed from the public switched telephone network. In addition to the local number each subscriber may be assigned a dedicated 888 number giving them not only local but national presence. In addition unlike the traditional telephone line that is connected to a specific telephone the SBL floats and can be pointed to ring at any telephone the subscriber selects. This feature is usually referred as "single number locate." This service may be offered as a supplement to existing business lines.

                  One Number Locate:

                  The subscriber to this service is assigned his own personal 888 number. When that number is dialed the calling party is greeted by a prompt. The call will then be sent to whatever number the user has programmed in his Locate file (i.e. cellular phone, hotel, pager, etc.) anywhere in the world.

                  Telephone Calling Card:

                  The subscriber can use the Sl3L as a telephone calling card. During the forwarding prompt, the user touch-tones any key on his phone and speaks his Personal Identification Number; at the next prompt he may speak a name from his personal voice directory. The Voice Directory may contain 100 names with their corresponding numbers. For numbers not in the voice directory, the subscriber simply says, "Dial Number" and SBL will prompt "Number please". The user then may voice dial the number or touch-tone using the DTMF pad.

                  Intelligent Call Screening:

                  This feature can be turned on or off by the subscriber. When a caller dials the subscriber's 888 number SBL will prompt for the callers name and present the name to the subscriber. The subscriber has the option of accepting the call or sending the call to their voice mail.

(2)      EMMA CD (corporate direct):

         Businesses that have multiple, individuals with EMMA PA numbers can avoid having to remember or look-up everyone's personal EMMA PA number by using the EMMA CD. The caller dials the dedicated EMMA CD number and simply speaks the called person's name and the call is quickly forwarded to his current programmed locate number.

(3)      EMMA VO (Virtual Office)

         This service configuration was designed for the group that does not have a single physical office or whose members are out of their offices consistently. EMMA VO allows the group to have a single number. When there is a call for a member, EMMA will forward the call to the member's office. If he is out of the office, EMMA will locate a member if so desired or will take a message. EMMA provides all of the SO/HO type of business requirements including single number, Locate, personal directory and access to voice mail.

(4)      EMMA FF (Family and Friends):

         This service was developed to allow anyone that has the subscriber's dedicated 888 number to access the subscriber's Voice Directory. This allows the subscriber to give their number to a son in college, a daughter in a distant city, etc. At the subscriber's discretion, each one of the callers can call anyone whose name is in the Voice Directory.

                  EMMA FF.  "Locate":

                  This service also allows the owner to program any number in his Locate file. The caller speaks "Locate" and the call is instantly sent to the owner's cell phone, pager, office, or any number he desires.

                  EMMA FF.  "Telephone Calling Card":

                  The owner turns the service into a fully functional Telephone Calling Card by speaking "Dial Number". EMMA will prompt for a PIN. Once the PIN has been verified, the service prompts "Number please" and the user may then speak the number or use DTMF from the telephone pad.

VIP EMMA

Inbound Corporate extension directory - This directory stores the subscriber's internal names and extensions. When Emma receives a call, she compares the caller's request to the stored names and extensions and forwards the calls accordingly. The directory is customized for each subscriber and can include names, departments, and even branches at different locations.

Outbound corporate directory - (optional service) One or more outbound corporate directories can be created to facilitate outbound calling. For example, a company could create directories for branches, vendors, clients, etc. The user accesses Emma through an extension number or DID and simply speaks the directory listing and the call is connected, eliminating the need to look-up or dial the number.

Outbound personal directory - (optional service) A personal directory is a directory created for an individual user and is accessed with the use of an authorization code or ANI. Individuals within the Company may want a directory of their personal frequently called names.

Telephone Calling Card - Any company utilizing Emma can issue, track, and terminate calling cards on a real-time basis. Calling cards are activated instantaneously.

Effectively, an Emma user becomes a "virtual long-distance company." This service can be restricted to specific users or specific phone numbers only.








This document and its attachments are confidential and proprietary information, the exclusive rights to which are the sole property of Preferred Voice, Inc. Upon receipt and acceptance of these materials, the recipient agrees not to reproduce or distribute copies electronic, xerographic, verbal, or otherwise) without the express written permission of Preferred Voice, Inc.

                                   EXHIBIT A-1
                                   -----------

                                 Specifications
                                 --------------

                                                                            EMMA

                       [Graphic - Flow Chart of Call Flow]

                                                                  EMMA USER FLOW

                    [GRAPHIC - Flow Chart of Emma User Flow]

                                                      SBL FUNCTIONAL CALL FLOW -
                                                      INCOMING CALL

             [Graphic - Flow Chart of Smart Business Line Call Flow]

                                                                   OUTGOING CALL

                  [Graphic - Flow Chart of Outgoing Call Flow]

                                                                  REMOTE CALLING
                                                                   CARD FUNCTION

             [Graphic - Flow Chart of Remote Calling Card Function]

                                                               "LOCATE" FUNCTION

                   [Graphic - Flow Chart of "Locate" Function]

                                                                PROGRAM FUNCTION

                   [Graphic - Flow Chart of Program Function]

Power Requirements

o    -48v 40 amp DC Power terminating at the Rack Space.

o    Power Inverter then wired to a dual plug AC junction box.


Terminating Connections

o    T-1's will be terminated with a male RJ-45 Connector

o    POTS lines will be terminated with a male RJ-11 Connector

o    ISDN BRI will be terminated with a male RJ-45 Connector


Space Required

o    The PFVI System requires a 19" Rack

o    The Inverter Requires a 19" Rack

o    The Master switch requires a 19" Rack

o    All other components will be placed on a shelf


The Monitor Mouse and Keyboard will be connected to a intelligent switch box.

Rack Layout:

                            [Graphic of Rack Layout]

                                    EXHIBIT B


                         HARDWARE CONFIGURATION (24 PTS)


                      ITEM                                      DESCRIPTION

                    FTU-2000A                                 CUSTOM COMPUTER
                   PIIBX40P38                               PENT 11 400MHz CPU
                   PIIBX33P38                               PENT 11 333MHz CPU
                     64M040                                    64MB DIMM RAM
                      FD015                                   3.5" FDD, BLACK
                      HD91S                                   9.1GB HDD, SCSI
                   ALM-100B-H                                 4.3GB HDD, SCSI
                     CDKIT1                                      ALARM BOARD
                     CDT240A                                  DUAL SLIM CD-ROM
                     SCSR03                                   SLIM LINE CD-ROM
                     MD566A                                  JUMPERABLE FAX/MDM
                      MNT40                                     MS WIN NT 4.0
                     240SCT1                                    PORT RESOURCE
                     ANTARES                                   VOICE RESOURCE
                     PRO 2V                                    ALARM RESOURCE
                    PORT FEE                                 VOICE REC RESOURCE


          Optional Hardware Components
                                                               48v Inverter
                                                               Master Switch

               Traffic Engineering

                      Users                                       Ports
                      1000                                          11
                      2000                                          20
                      3000                                          26

                    Spare Kit

                                    EXHIBIT C
                                    ---------
       Additional 13 Tier III & 70 1 Tier IV Licensee Markets and Switches
       -------------------------------------------------------------------
                                  [to be added]
                                  -------------

EXISTING 23
-----------

Ann Arbor, MI*
Augusta, GA*
Baton Rouge, LA*
Brevard, FL*
Corpus Christi,  TX*
Daytona Beach, FL*
Fayetteville,  NC*
Fort Myers, FL*
Fort Wayne,  IN*
Greensboro,  NC*
Hampton Roads,  VA*
Huntsville,  AL*
Longview,  TX*
Madison, WI*
Duluth, MN*
Pensacola, FL*
Roanoke, VA*
Sarasota, FL*
Savannah, GA*
Shreveport, LA*
Tallahassee,  FL*
Topeka, KS*
Winston-Salem,  NC*

Board Approved
--------------

Akron,  OH
Charleston,  SC
Dayton,  OH
Toledo,  OH
Lansing,  MI
Monroe,  LA
Spartanburg,  SC
St.  Petersburg/Clearwater,  FL

Pending  (subject  to  change)
------------------------------

Beaumont, TX
Columbus, GA
Del Ray Beach, FL
Lakeland, FL
Macon, GA
Naples, FL

                                    EXHIBIT D
                                    ---------
                                  License Fees
                                  ------------


License Initiation Fee

                  Tier III Market = [Confidential Treatment Requested]**

                  Tier IV Market = [Confidential Treatment Requested]**


Monthly Recurring License Fee

                  Tier III Market = [Confidential Treatment Requested]**

                  Tier IV Market = [Confidential Treatment Requested]**

                                    EXHIBIT E
                                    ---------

                            PVI Services Integration


1. Services Training - [Confidential Treatment Requested]**/day plus travel and material expenses (Est. time 3 days).

     o    Target Audience

          -    Product Manager
          -    Product Marketing

     o    Contents

          -    Complete review of each PVI service description and application
          -    Market Position
          -    Target Market

2. Sales Training - [Confidential Treatment Requested]**/day plus travel and material expenses. (Est. time 2 days).

     o    Service Descriptions
     o    Licensee Needs
     o    Sell to End User

          -    Business
          -    Residential

     o    Closing Techniques
     o    Role Playing

3. System Installation and Maintenance Training - [Confidential Treatment Requested]**/day plus travel and material expenses (Est. time 4 days).

     Installation

     o    Hardware Installation
     o    T-1 Configuration
     o    VIP Programming

          -    SCC
          -    DID

     Maintenance

     o    Alarm Systems
     o    Hardware Replacement
     o    Hardware Expansion


4. Voice Recognition Training - [Confidential Treatment Requested]**/day plus travel and material expenses. (Est. time 3 days).

     o    Voice Recognition Overview
     o    Cut Thru Sensitivity
     o    Speaker Dependent
     o    Speaker Independent
     o    Continues
     o    Discreet
     o    Phonetics
     o    Voice Print
     o    Product Design
     o    Limitations / Expectations
     o    Language

5. Licensee Customer Provisioning - [Confidential Treatment Requested]**/hour plus system access connection charges.

6.   Technical Support Help Desk. On a time and materials basis.

                                    EXHIBIT F
                          SOURCE CODE ESCROW AGREEMENT


         This Source Code Escrow Agreement is made as of this 3rd day of June, 1999, among Preferred Voice, Inc., a Delaware corporation ("Licensor"), KMC Telecom Holdings, Inc., a Delaware corporation, on behalf of itself and its wholly owned subsidiaries and affiliates ("Licensee"), and Chase Bank of Texas, N.A. ("Escrow Agent").

         The parties hereto hereby agree as follows:

1        Definitions.

                  (a)  The  "License   Agreement"  means  the  Software  License
Agreement between Licensor and Licensee dated as of June 3, 1999.

                  (b) The "Source Code" means the source code listings in magnetic media form and related programmer-level documentation for the computer programs licensed to Licensee under the License Agreement and defined therein as Software, together with any Updates as defined in this Agreement.

2.       Escrow.

         Pursuant to the terms of this Agreement, Licensor shall deposit the Source Code in escrow with Escrow Agent to be released by Escrow Agent to Licensee as authorized by this Agreement.

3.       Ownership of Source Code.

         Licensor warrants to Licensee that it possesses all of the rights in the Source Code necessary to enter into this Agreement and to deposit the Source Code with the Escrow Agent pursuant to its terms.

4.       Initial Deposit of Source Code.

         Licensor agrees to deposit with Escrow Agent, within ten (10) days of the date the customer accepts the programs licensed to Licensee pursuant to the License Agreement (collectively the "Licensed Software") a copy of the Source Code corresponding to the Licensed Software.

5.       Updates.

         During the term of this Agreement, Licensor shall deposit with the Escrow Agent the source code, listings, and related programmer-level documentation for every update, correction, or new release of the Licensed Software (collectively "Updates") released to Licensee in object code form. Source code, listings and related programmer-level documentation shall be deposited concurrently with each Update, but no more frequently than monthly nor less frequently than quarterly (which quarterly deposits shall be made on or about each January 1, April 1, July 1 and October 1 of each year during the term of this Agreement).

6.       Title.

         Title to the Source Code will remain in Licensor. The rights of Escrow Agent and Licensee in the Source Code are limited to the rights specifically granted in this Agreement and will remain subject to the terms and conditions of this Agreement.

7.       Release of Source Code to Licensee.

         If Licensee concludes that Licensor has failed in any material respect to comply with the License Agreement or to update the Source Code pursuant to
Section 5 of this Agreement (which failure may include Licensors failure to be Year 2000 Compliant (as defined in the License Agreement) and failure to remedy such breach), or upon Licensor's making of an assignment for the benefit of its creditors, or the institution by or against Licensor of proceedings in bankruptcy looking towards the liquidation of Licensor or under any insolvency or similar law or for receivership or dissolution, or Licensor's cessation of business, it may notify Licensor in writing, specifying in reasonable detail the matters that Licensor has failed to perform. For a period of twenty (20) days after receipt of the notice, Licensor will have the right to cure the identified breaches. In the event that Licensee concludes that the identified breaches have not been cured within that period of time, Licensee may notify both Licensor and Escrow Agent and demand that Escrow Agent release the Source Code to Licensee. If Licensor disagrees that its obligations have been and remain breached, Licensor may, within fifteen (15) days after receipt of Licensee's notice and demand for release, notify both Escrow Agent and Licensee that it objects to release of the Source Code. The failure of Licensor to furnish timely notice objecting to the immediate release of the Source Code will conclusively establish its consent to the immediate release of the Source Code to Licensee, and the copy of the Source Code deposited in escrow in accordance with this Agreement shall be released to Licensee. In the event of Licensor's timely objection to release of the Source Code, representatives of Licensor and Licensee shall meet no later than five (5) days after delivery of the objection to attempt to resolve the dispute. If Licensor and Licensee are unable to resolve the dispute within the following five (5) days, then either party may commence arbitration under Section 8 to resolve the dispute.

8.       Arbitration

                  (a) Licensee and Licensor agree that all disputes arising hereunder between them that cannot be resolved by negotiation shall be resolved through binding arbitration. Such arbitration will be conducted in Dallas, Texas, or such other place as may be agreed to by the parties. These parties further agree that this agreement to arbitrate may be enforced by an application to any court having jurisdiction over the parties and the controversy.

                  (b)  Unless  otherwise   agreed,   the  arbitration  shall  be
conducted by a three (3) arbitrators, one (1) of whom shall be selected by Licensor, one (1) of whom shall be selected by Licensee and one (1) of whom shall be selected by the arbitrators chosen by Licensor and Licensee to agree upon an arbitrator. If a party (including the designated arbitrators) does not select an arbitrator within ten (10) days of election to arbitrate, the other party or parties may apply to the American Arbitration Association ("AAA") to select an arbitrator who is reasonably familiar with the computer industry.

                  (c) The arbitrators shall set a time for a hearing of the dispute not later than 10 days after their appointment, and a decision shall be rendered no later than 30 days after the last hearing date, unless the parties agree otherwise.

                  (d)  The  arbitration   shall  be  conducted  using  the  then
prevailing rules of the AAA for commercial arbitrations, including rules relating to discovery; provided, however, that the arbitration will not be conducted under the auspices of the AAA and the fee schedule of the AAA will not apply unless AAA-appointed arbitrators are used or the parties agree to do so.

                  (e)  The  arbitrators  will  be  limited  to  interpreting  or construing the applicable provisions of the License Agreement and this Agreement, and will have no authority or power to alter, amend, modify, revoke or suspend any condition or provisions of the License Agreement or this Agreement.

                  (f) The arbitrators will be empowered to compel Licensor to comply with its obligations under Sections 4 or 5 of this Agreement or to prevent Licensor from wrongfully preventing or delaying the release of the Source Code to Licensee.

                  (g) If the arbitrators find Licensor breached its obligations but also find that it did so as part of a good faith dispute of its obligations under the License Agreement or this Agreement, then the arbitrators shall order Licensor to perform its obligations within fifteen (15) days, and may only order release of the Source Code in the event Licensor does not so perform.

                  (h) The decision of the arbitrators will be binding on the parties and will be enforceable in any court having jurisdiction over the parties and the controversy.

                  (i) The arbitration costs shall be borne by the losing party, and the prevailing party in the arbitration will be reimbursed for the reasonable costs and expenses it incurs in the arbitration.

                  (j) In the event Escrow Agent institutes a petition for interpleader in accordance with Section 12 or otherwise invokes the jurisdiction of any court, then any party may petition such court to refer the dispute to arbitration in accordance with this Section 8 and the court shall enforce the decision of the arbitrator in disposing of such interpleader or other action.

9.       License of Source Code.

         Effective upon the delivery of the Source Code to Licensee in accordance with the terms of this Agreement, Licensor grants to Licensee a personal, nonexclusive, and nontransferable license only to use, modify, maintain, and update the Source Code, solely for Licensee's internal business and exclusively for the purpose of maintaining and updating the Licensed Software. All modifications, enhancements, maintenance and updates to the Licensed Software will be the property of Licensor, subject to Licensor reimbursing Licensee for its costs of such work. Escrow Agent and Licensee shall treat and preserve the Source Code as a trade secret of Licensor in accordance with the same practices employed by Escrow Agent and Licensee to safeguard their respective trade secrets against unauthorized use and disclosure. This Section will survive the termination of this Agreement.

10.      Scope of Understanding.

         Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Source Code and shall not be required to deliver the Source Code or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold and deliver the Source Code as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 11 herein, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

11.      Reliance; Liability.

         Escrow Agent may rely on, and shall not be liable for acting or refraining from acting Upon, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding and delivering the Source Code pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings, or other special, exemplary, consequential, or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) act of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of either Licensor or Licensee or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or Validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Source Code.

12.      Right of Interpleader.

         Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Source Code, or should a substitute escrow agent fail to be designated as provided in Section 17 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Source Code until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Source Code, then, as between (a) Licensor and Licensee on the one hand and (b) Escrow Agent on the other, Licensor and Licensee hereby jointly and severally agree to reimburse Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

13.      Indemnification.

         Licensor and Licensee hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF LICENSOR AND LICENSEE TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM THEIR OWN NEGLIGENT ACTS OMISSIONS.

14.      Compensation and Reimbursement of Expenses.

         As between (a) Licensor on the one hand and (b) Licensee on the other, Licensee hereby agrees to pay Escrow Agent for its services hereunder in accordance with the Fee Schedule I attached hereto by Escrow Agent and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees and related expenses incurred by Escrow Agent. The foregoing notwithstanding, as between (a) Licensor and Licensee on the one hand and (b) the Escrow Agent on the other, Licensor and Licensee shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses.

15.      Consultation with Legal Counsel.

         Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

16.      Choice of Laws; Cumulative Rights.

         This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however (a) its choice of law rules and
(b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise.

17.      Resignation.

         Escrow Agent may resign hereunder upon ten (10) days' prior notice to Licensor and Licensee. Upon the effective date of such resignation, Escrow Agent shall deliver the Source Code to any substitute escrow agent designated by Licensor and Licensee in writing. If Licensor and Licensee fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may, at its option, institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-day notice period expires shall be to hold the Source Code and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at any which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

18.      Severability.

         If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19.      Assignment.

         This Escrow Agreement shall not be assigned by either Licensor or Licensee (except to affiliates thereof) without the prior written consent of Escrow Agent, which consent shall not be unreasonably withheld.

20.      Term of Agreement.

         The term of this Agreement commences on its effective date and will continue until the Source Code is delivered to Licensee pursuant its terms; or if the transfer has not occurred, this Agreement will terminate and the Source Code will be destroyed upon Licensee's termination of this Agreement or upon termination of the License Agreement, whichever occurs first.

21.      Notices.

         All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched either (i) by hand delivery, (ii) by telex, cable or facsimile transceiver, with confirming letter mailed promptly thereafter in accordance with clause (iv) hereof, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by cable or facsimile as aforesaid, notices given as herein provided shall be considered to have been received when sent during normal business hours; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.

22.      General.

         This Agreement contains the complete and exclusive agreement between the parties, supersedes any and all prior or oral written communications, proposals, and agreements, and may not be waived or modified except by the parties' written agreement. The paragraph headings in this Agreement are for convenience only; they form no part of the Agreement and will not affect its interpretation. No delay or failure of any party in exercising any right under this Agreement and no partial or single exercise of a right will be deemed to constitute a waiver of that right or any other right under the agreement.

IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Escrow Agreement.

PREFERRED VOICE, INC.                   KMC TELECOM HOLDINGS, INC.
By:                                     on behalf of itself and its wholly owned
     ----------------------------       subsidiaries and affiliates
Name:                                   By:
     ----------------------------            -----------------------------------
Title:                                  Name:
     ----------------------------            -----------------------------------
                                        Title:
6500 Greenville Avenue                       -----------------------------------
Suite 570                               1545 Route 206
Dallas, Texas 75206                     Suite 300
Fax:     214-265-9663                   Bedminister, New Jersey  07921
Phone:   214-265-9580                   Fax:      908-719-8775
                                        Phone:    908-719-2200


Chase Bank of Texas, N. A.
Escrow Agent

By:
     ----------------------------
Its:
     ----------------------------
Address:
     ----------------------------

     ----------------------------
Fax:
     ----------------------------

                                    EXHIBIT G

                         Form of Acceptance Certificate

The undersigned, an authorized representative of KMC Telecom Holdings, Inc., a Delaware corporation, on behalf of itself and its wholly owned subsidiaries and affiliates ('Licensed'), in his/her capacity as , does hereby certify that (a) the testing period (as such term is defined in the Software License Agreement, dated as of May ___, 1999 (the "Agreement"), by and between Preferred Voice, Inc. ("Licensor") and Licensee with respect to the System (as defined in the Agreement) purchased or licensed by Licensee has been successfully completed,
(b) the System satisfies the requirements of the Specifications (as defined in the Agreement) and (c) the System is hereby accepted by Licensee.


Date:                                   KMC TELECOM HOLDINGS, INC.
     --------------------------
                                        By:
                                             -----------------------------------
                                        Printed Name:

                                             -----------------------------------

                                   SCHEDULE 1

                                ESCROW AGENT FEES